                        INVESTMENT ADVISER AGREEMENT


     Agreement made as of this 1st day of March, 2001, by and between Merrimac Master Portfolio, a New York Trust (the "Trust") and Investors Bank and Trust Company (the "Adviser"), a Massachusetts banking corporation.

     WHEREAS, the MERRIMAC MUNICIPAL PORTFOLIO (the "Portfolio") is a series of the Trust, which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Merrimac Municipal Series (the "Fund"), which is an open-end diversified management investment company registered as such with the SEC pursuant to the 1940 Act and the Securities Act of 1933, will invest all of its investable assets in the Portfolio;

     WHEREAS, the Trust, on behalf of the Portfolio, desires to appoint the Adviser to render, or contract to obtain as hereinafter provided, investment advisory services to the Portfolio and to administer the Portfolio's day to day business affairs and the Adviser is willing to act in such capacity upon the terms herein set forth;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Trust, on behalf of the Portfolio, and the Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Appointment

     (a) The Trust, on behalf of the Portfolio, hereby appoints the Adviser as the investment adviser of the Portfolio to administer its business affairs and to perform for the Portfolio such other duties and functions as are hereinafter set forth. The Adviser hereby accepts such appointment and agrees to give the Portfolio and the Trust's Board of Trustees (the "Trustees"), the benefit of the Adviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 2.

     (b) The Trust hereby represents and warrants to the Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

     (c) The Adviser hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

2.   Adviser Duties

     (a) The Adviser shall, subject to the direction and control of the Trustees and in accordance with the objective and policies of the Portfolio and the implementation thereof as set forth in the Fund's Prospectus and Statement of Additional Information ("SAI"), the Portfolio's Registration Statement on Form N-1A and any federal and state laws: (i) regularly provide investment advice and recommendations to the Portfolio, with respect to the Portfolio's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities shall be purchased and sold by the Portfolio; (iii) arrange, subject to the provision of Section 4 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments of the Portfolio; (iv) provide reports on the foregoing to the Trust in such detail as the Trust may reasonably deem to be appropriate in order to permit the Trust to determine the adherence by the Adviser to the investment policies and legal requirements of the Portfolio; and (v) make its officers and employees available to the Trust's officers at reasonable times to review the investment policies of the Portfolio and to consult with the Trust's officers regarding the investment affairs of the Portfolio.

     (b) The Adviser is further authorized to enter into a sub-adviser arrangement for the investment advisory services outlined in Section 2 (a) of this Agreement in connection with the management of the Portfolio, provided that no such arrangement shall be made until a sub-adviser agreement has been approved by the Trustees. Should the Adviser enter into such a sub-adviser agreement, the Adviser shall, nevertheless, retain supervisory responsibility for all investment advisory services furnished pursuant to any such sub-advisory arrangements and the Adviser's duties shall then include: (i) supervise and monitor continuously the investment advisory services furnished pursuant to any such sub-adviser arrangements; (ii) review the performance of the sub-adviser, and make recommendations to the Trustees with respect to the retention and renewal of such sub-adviser arrangements; (iii) provide reports on the foregoing to the Trustees for each Board meeting; (iv) make its officers and employees available to review the investment policies of the Portfolio and to consult with the sub-adviser regarding the investment affairs of the Portfolio; (v) supervise relationships with and monitor the performance of the custodian, depositories, transfer agent, accountants, attorneys, insurers and other persons in any capacity deemed to be necessary or desirable; and (vi) make recommendations to the Trustees with respect to Portfolio policies and carry out such policies as are adopted by the Trustees.

3.   Compensation of the Adviser

     The Portfolio will pay to the Adviser as compensation for the Adviser's services rendered and for the expenses borne by the Adviser, including personnel expenses, a fee, determined as described in Schedule A which is attached hereto and made a part hereof.

4.   Portfolio Transactions and Brokerage

     The Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with issuers, brokers or dealers selected by the Adviser, which may include where permissible under the 1940 Act, brokers or dealers affiliated with the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser always shall seek best execution, which is to place transactions where the Portfolio can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere.

5.   Interested Trustees or Parties

     It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Adviser as directors, officers or employees and that directors, officers and stockholders of the Adviser may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise.

6.   Services Not Exclusive

     The services of the Adviser to the Portfolio are not to be deemed exclusive, the Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations hereunder.

7.   Compliance; Books and Records

     (a) The Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the applicable provisions of the 1940 Act and any rules or regulations thereunder, the investment objective, policies and restrictions of the Portfolio as set forth in the current Fund Prospectus and SAI and any other applicable provisions of state or federal law.

     (b) The Adviser shall furnish to the Portfolio, at the Portfolio's expense, copies of all records prepared in connection with the performance of this Agreement and the maintenance of compliance procedures pursuant to this
Section 7 as the Portfolio may reasonably request.

     (c) The Adviser agrees to provide upon reasonable request of the Portfolio, information regarding the Adviser, including but not limited to, background information about the Adviser and its personnel, for use in connection with efforts to promote the Fund and the sale of its shares.

     (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Adviser will treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, except as otherwise required by law.

8.   Limitation of Liability of Adviser

     In consideration of the Adviser's undertaking to render the services described in this Agreement, the Trust, on behalf of the Portfolio, agrees that the Adviser shall not be liable under this Agreement for any loss suffered by the Trust in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement.

9.   Duration, Amendment and Termination

     (a) Subject to prior termination as provided in sub-section (d) of this
Section 9, this Agreement shall continue in effect until two years from the date hereof and for successive annual periods thereafter, but only so long as the continuance after such initial two year period shall be specifically approved at least annually by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio and the Fund.

     (b) This Agreement may be modified by the written Agreement of the Adviser and the Portfolio, such consent on the part of the Portfolio to be authorized by vote of a majority of the outstanding voting securities of the Portfolio and the Fund if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other party that all necessary consents or approvals with respect to such modification or amendment have been obtained.

     (c) In addition to the requirements of sub-sections (a) and (b) of this
Section 9, the terms of any continuance or modification of the Agreement must have been approved by the vote of a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (d) Either the Adviser or the Portfolio may, at any time on sixty (60) days' prior written notice to the other party, terminate this Agreement, without payment of any penalty, and in the case of the Portfolio, by action of its Trustees, or by vote of a majority of its outstanding voting securities.

     (e) This Agreement shall terminate automatically in the event of its assignment.

     (f) Termination of this Agreement shall not relieve the Adviser nor the Trust from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Portfolio in the possession of the Adviser shall be returned to the Portfolio as soon as reasonably practicable after the termination of this Agreement.

10.  Disclaimer of Liability; Several Obligations

     The Adviser understands that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property.

     This Agreement is an agreement entered into between the Adviser and the Trust on behalf of the Portfolio. With respect to any obligation of the Trust on behalf of any other Portfolio arising out of this Agreement, the Adviser shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Adviser had separately contracted with the Trust by separate written instrument with respect to each Portfolio.

11.  Miscellaneous

     (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

     (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (d) This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors.

     (e) The Adviser's duties and responsibilities are solely those set forth herein and no other covenant or obligation shall be implied against the Adviser in connection with this Agreement.

     (f) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

     (g) Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. No notice shall be effective until received.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.

                                       Merrimac Master Portfolio ("TRUST") on
                                       behalf of the Merrimac Municipal
                                       Portfolio ("PORTFOLIO")

                                       By: /s/ Paul J. Jasinski
                                           ----------------------------
                                           Paul J. Jasinski
                                           Title: President


                                       INVESTORS BANK & TRUST COMPANY
                                       ("ADVISER")

                                       By: /s/ Kevin J. Sheehan
                                           ----------------------------
                                           Kevin J. Sheehan
                                           Title: President & CEO

                        MERRIMAC MUNICIPAL PORTFOLIO

                                FEE SCHEDULE

                                MARCH 1, 2001

--------------------------------------------------------------------------------
                             INVESTMENT ADVISER
--------------------------------------------------------------------------------

     17 BASIS POINTS ANNUALLY ON NET ASSETS OF PORTFOLIO


     Investment Adviser will pay from its fees the cost of Sub-Adviser fees, portfolio custody, fund Accounting, transfer agency and fund administration (excluding transaction costs and out-of-pocket charges related to these services as detailed below).

--------------------------------------------------------------------------------
                              TRANSACTION COSTS
--------------------------------------------------------------------------------

                                       Per Transaction
                                       ---------------
     DTC/Fed Book Entry                $12.00
     Non-DTC, Boston Settlements       $20.00**
     Non-DTC, New York Settlement      $35.00
     Non-DTC, New York Maturities      $10.00
     GNMA Securities                   $40.00
     Government Paydown                $5.00
     Futures                           $18.00
     Incoming Wires                    $6.00
     Outgoing Wires                    $8.00

     ** There is no charge for maturities of these items.


--------------------------------------------------------------------------------
                       OUT-OF-POCKET & BALANCE CREDITS
--------------------------------------------------------------------------------

     Out-of-Pocket
     -------------

     These charges consist of:
             Pricing & Verification Services
          -  Systems Customization (if required)
          -  Ad hoc Reports
          - All local duties, script fees and any other market standard fee levied in accordance with local market practices


     Balance Credits
     ---------------

     We allow balance credits against fees (excluding out-of-pocket charges) for collected fund balances aising out of the custody relationship. The monthly earnings allowance will equal 75% of the 90 day Treasury Bill rate.